AMENDMENT NO. 1 TO LICENSE AGREEMENT


     This Amendment No. 1 ("Amendment No. 1") to the License Agreement dated January 2, 2001 "Agreement") is entered into between ABC HOME FURNISHINGS, INC., a New York corporation ("LICENSOR"), and HARVEY ELECTRONICS, INC., a New York corporation, having its principal office at Lyndhurst, New Jersey ("LICENSEE"). Sometimes LICENSOR and LICENSEE are referred to in this Amendment No. 1 individually as a "party" and collectively as the "parties."

     The parties agree to the following:

     A. LICENSOR and LICENSEE entered into the Agreement that provided for the License of approximately 4,500 square feet of display space in LICENSOR's store at 888 Broadway, New York, New York for a term that commenced on January 1, 2001 and will end on December 31, 2003.

     B. LICENSOR and LICENSEE have expressed an interest in renewing and extending the term of the Agreement on the terms and conditions set out herein.

     THEREFORE, for and in consideration of the mutual promises contained in this Amendment No. 1 and other good and valuable consideration set out in this Amendment No. 1, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

     1. Extension of Term. The parties agree to extend the term of the Agreement, which is currently scheduled to end on December 31, 2003 for a term of three (3) years commencing on January 1, 2004 and ending on December 31, 2006.

     2. Early Termination Provision. LICENSEE will have the right at any time after January 31, 2005 to terminate the Agreement early without penalty so long as LICENSEE provides LICENSOR with at least one hundred and twenty days prior written notice. However, if the termination date will end during the months of October, November, or December, LICENSEE agrees to provide LICENSOR with at least one hundred and eighty days' prior written notice.

     3. Credit Card Charges. The credit card charges set out in paragraph 4(b) of the Agreement are hereby amended to increase from two and one-quarter percent (2.25%) to two and one-half percent (2.5%) and all other provisions of that paragraph remain intact.

     4. Cross-Selling. LICENSOR and LICENSEE will each make available the use of their respective mailing lists and participate in cross-promotions as the parties agree from time-to-time.

     5. License Fees. The parties agree that paragraph 4(d) on license fees is amended to provide that instead of LICENSEE paying LICENSOR ten percent of LICENSEE's net sales in excess of $3,000,000, that LICENSEE shall pay LICENSOR 8.5% of net sales from $3,000,001 to $5,000,000, 10% on net sales from $5,000,001 to $6,000,000, 11% on net sales from $6,000,001 to $8,000,000, and
12% on net sales above $8,000,001. In all other respects paragraph 4(d) remains intact.

     6. Display Window. LICENSOR agrees to provide LICENSEE with a double window display on 19th Street subject to LICENSOR's approval of the display, which approval will not be unreasonably withheld. LICENSEE agrees that LICENSOR will have the right to select what will be displayed on the TV that is part of the window display. Prior to the installation of the window display referenced herein, LICENSOR will install a shatter-proof glass window, the cost of which window and installation will be paid for one-half by LICENSOR and one-half by LICENSEE. In the event of any act of vandalism, theft, or attempted theft of items in such display window or damage to such items, LICENSEE will be responsible for the loss of any television or other electronics it places in the display window and the cost of repair and replacement of the display window. Notwithstanding anything contained herein to the contrary, the parties agree that the plasma TV that is part of the window display will at all times remain the property of LICENSEE.

     7. Plasma TV Display. LICENSOR agrees to provide LICENSEE with an area for the display of a plasma TV on the main floor of the Store at a location to be mutually agreed upon by the parties, which display is to be appropriately identified with LICENSEE's name and the location of the Licensed Space within the Store. LICENSEE agrees that LICENSOR will have the right to select what will be displayed on the TV that is part of such plasma TV display. Notwithstanding anything contained herein to the contrary, the parties agree that the plasma TV that is referenced in this paragraph will at all times remain the property of LICENSEE.

     8. Sign. LICENSOR agrees to work with LICENSEE to provide better visibility for LICENSEE's sign near the Licensed Space.

     9. Visibility. LICENSOR and LICENSEE agree to cooperate in working with another licensee, Besana, to install one plasma TV in Besana's wall system display near the entrance to the Licensed Space to provide greater visibility for the display of LICENSEE's products. The exact location of such display is subject to LICENSEE's approval. Notwithstanding anything contained herein to the contrary, the parties agree that the plasma TV that is referenced in this paragraph will at all times remain the property of LICENSEE.

     10. TV Wall Display. LICENSEE agrees to endeavor in good faith to get one or more of its vendors to supply six plasma TV's at no cost for a planned Spring 2004 display/installation on the main floor of the Store, or at a mutually agreed-upon location on the main floor of the Store, which display/installation will provide appropriate identification of LICENSEE and the location of the Licensed Space in the Store. The installment of this display may be delayed until later in the year. If such good-faith effort is not successful, LICENSEE agrees to purchase the plasma TV's at its cost and LICENSEE agrees to share the cost of obtaining the plasma TV's equally with LICENSOR. LICENSOR agrees, at its cost, to construct the wall display/installation, with the location of such display/installation to be determined by LICENSOR. If the display using the televisions is not in place for at least twelve continuous months during the term of this Agreement, LICENSOR will return three of the plasma televisions to LICENSEE and the other three plasma televisions will belong to LICENSOR. If three of the plasma televisions have not already been returned to LICENSEE by the date of the termination of this Agreement, all six of the plasma televisions will belong to LICENSOR. LICENSEE agrees that LICENSOR will have the right to select what will be displayed on each of the TV's that are part of such wall display/installation.

     11. Mutual Waiver of Subrogation. As provided for in the underlying Agreement, to the extent permitted by state law, LICENSEE agrees to have its insurers on any insurance coverages that LICENSEE is required to maintain under the terms of this Agreement waive subrogation rights and provide proof of same to LICENSOR in the form of a written notation on the certificate of insurance. Likewise, to the extent permitted by state law, LICENSOR agrees to have its insurers on any insurance coverages that LICENSOR is required to maintain under the terms of this Agreement waive subrogation rights with respect to both property damage and personal injury and provide proof of same to LICENSEE in the form of a written notation on the certificate of insurance.

     12. Entire Agreement. This Amendment No. 1 contains the entire agreement between the parties relating to the subject matter of this Amendment No. 1 (except documents, agreements, and instruments delivered or to be delivered in accordance with the express terms of this Amendment No. 1. Any oral representations or modifications concerning this Amendment No. 1 will be of no force or effect. Only a subsequent modification in writing, signed by the party to be charged and supported by consideration will be effective to amend this Amendment No. 1.

     13. Miscellaneous.

     (a) With the exceptions noted above, the Agreement is hereby incorporated into this Amendment No. 1 by reference and made a part of this Amendment No. 1 for the duration of its term and any renewal and extensions provided for in this Amendment No. 1.

     (b) The parties further ratify and affirm the Agreement, as amended by this Amendment No. 1, and each and every provision of same.

     (c) If there is any conflict between the terms of this Amendment No. 1 and the terms of the Agreement, the terms of this Amendment No. 1 will control. LICENSOR and LICENSEE agree that all the terms of the Agreement will apply, where applicable, to the Warehouse Licensed Space.

     (d) All terms used but not defined in this Amendment No. 1 have the meanings ascribed to such terms in the Agreement.


     IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 on the day of December, 2003.


LICENSOR:                               LICENSEE:
ABC HOME FURNISHINGS, INC.              HARVEY ELECTRONICS, INC.


By:/s/ David Lauber                     By:/s/ Franklin C. Karp
   ----------------                        --------------------
   David Lauber, CFO                       Franklin C. Karp, President